THIS INVESTMENT AGREEMENT made as of the 31st day of January, 2019.

AMONG:

AUSTRALIS CAPITAL INC., a corporation formed under the laws of Alberta, Canada
(“Australis”)

– and –

BODY AND MIND INC., a corporation formed under the laws of Nevada, USA
(“BaM”)

WHEREAS

A.	Australis wishes to subscribe for and purchase from BaM, and BaM has agreed to issue and sell to Australis, 1,768,545 Common Shares (as defined herein) of BaM at a price of $0.585 per Common Share.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective promises, covenants, representations, warranties, indemnities and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are expressly acknowledged), the Parties (as defined herein) covenant and agree as follows:

ARTICLE 1
INTERPRETATION

Definitions

1.1                    In this Agreement, including the recitals hereto, unless the context otherwise requires, the following words and phrases will have the meanings specified below:

(a)

“Applicable Laws” means, in relation to any person, property, transaction or event, all applicable provisions of (i) any federal, provincial, state or local laws, statutes, rules and regulations, and (ii) orders, judgments, decisions and official directives of Governmental Authorities to which the person is a party or by which it is bound or having application to the property, transaction or event, as the case may be;

(b)

“Applicable Securities Laws” means, collectively, and as the context may require, the securities legislation having application and the rules, policies, notices and orders issued by securities regulatory authorities having application in the circumstances;

(c)	“Australis” means Australis Capital Inc.;

(d)	“BaM” means Body and Mind Inc.;

(e)	“Board” means the board of directors of BaM;

(f)	“Business Day” means any day, other than a Saturday, Sunday or statutory holiday in Vancouver, British Columbia;

(g)	“Closing” means the completion of the issue and sale of the Purchased Securities as provided herein;

(h)	“Closing Date” means the date of the Closing, to be on or about January 31, 2019, or such other date as may be agreed to between BaM and Australis;

(i)	“Commissions” has the meaning given to it in Section 4.2;

(j)	“Common Share” means one common share in the share capital of BaM;

(k)	“CSE” means the Canadian Securities Exchange;

(l)	“Financing” means the non-brokered private placement of the Purchased Securities under the terms of this Agreement;

(m)

“Governmental Authority” means: (i) any federal, provincial, state, county, municipal or local government or governmental body, including any department, agency, commission, board or other authority thereof, exercising any statutory, regulatory, expropriation or taxing authority; (ii) any quasi-governmental body acting under the valid authority of any of the foregoing; and (iii) any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel or arbitrator having competent jurisdiction over BaM;

(n)	“Hazardous Substances” has the meaning given to it in Section 3.1(r);

(o)

“Material Adverse Effect” means a fact, circumstance, change or event that (individually or in the aggregate with all such other facts, circumstances, changes or events) is materially adverse to the business, operations, results of operations, cash flow, revenue, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise) or condition (financial or otherwise) of BaM and its subsidiaries on a consolidated basis, other than a change, event, violation, inaccuracy or circumstance:

(i)	relating to the global economy or securities markets in general;

(ii)	resulting from conditions affecting the cannabis industry as a whole;

(iii)	resulting from general economic, financial, currency exchange, securities or commodity market conditions in Canada; or

(iv)	resulting from the rate at which Canadian dollars or United States dollars can be exchanged for any foreign currency;

(p)	“Parties” means BaM and Australis, collectively;

(q)	“PCMLTFA” has the meaning given to it in Section 4.1(t);

(r)	“Permits” has the meaning given to it in Section 3.1(t);

(s)	“Public Record” means information which has been publicly filed at www.sedar.com by BaM under Applicable Securities Laws;

(t)	“Purchase Price” has the meaning given to it in Section 2.1;

(u)	“Purchased Securities” means the Common Shares purchased by Australis pursuant to this Agreement;

(v)	“Subscriptions Funds” means the funds representing the Purchase Price;

(w)	“Transfer Agent” means New Horizon Transfer Agency, the transfer agent for BaM;

(x)	“U.S. Person” has the meaning ascribed to such term in Rule 902(k) of Regulation S under the U.S. Securities Act; and

(y)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

Interpretation

1.2                    Unless the context otherwise requires, the following provisions will govern the interpretation of this Agreement:

(a)

the terms “in writing” or “written” include printed or typewritten communications or any electronic means of communication by which words are capable of being visually reproduced at a distant point of reception, including by facsimile;

(b)

“this Agreement”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Agreement as a whole, and not to any particular Article, Section or other subdivision hereof, and includes each and every instrument varying, amending, modifying or supplementing this Agreement;

(c)

the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement; and

(d)	unless otherwise specified all dollar amounts referred to in this Agreement are in lawful money of Canada.

ARTICLE 2
PURCHASE PRICE

Purchase Price

2.                   1 Subject to the terms and conditions set forth herein, Australis hereby subscribes for and agrees to purchase from BaM, and BaM hereby accepts the subscription and agrees to issue and sell to Australis, 1,768,545 Common Shares at a price of $0.585 per Common Share for an aggregate purchase price of $1,034,598.82 (the “Purchase Price”).

ARTICLE 3
REPRESENTATIONS, WARRANTIES
AND COVENANTS OF BAM

Representations and Warranties of BaM

3.1                    BaM represents and warrants to Australis, as at the Closing Date, and acknowledges that Australis is relying upon such representations and warranties in entering into this Agreement, as follows:

(a)

BaM is a valid and subsisting corporation under the laws of the state of Nevada and is qualified or registered to transact business in each jurisdiction in which failure to be so qualified or registered would reasonably be expected to constitute a Material Adverse Effect;

(b)

BaM has the corporate power and capacity to enter into this Agreement and to perform all of its obligations hereunder. The execution and delivery of this Agreement, and the consummation by BaM of the transactions hereunder, has been duly authorized by all necessary corporate action on the part of BaM (including the approval of the Board) and no other proceedings on the part of BaM are or will be necessary to authorize this Agreement or the transactions contemplated hereunder;

(c)

this Agreement has been duly executed and delivered by BaM and is a legal, valid and binding obligation of BaM, enforceable against BaM in accordance with its terms, subject to applicable bankruptcy or similar laws affecting enforcement of creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

(d)	BaM has the power and authority to issue and deliver the Common Shares;

(e)

each of the execution and delivery of this Agreement and all documents contemplated hereunder, the performance by BaM of its obligations hereunder or thereunder, the issue and sale of the Purchased Securities hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to BaM, including Applicable Securities Laws; (ii) the constating documents or resolutions of BaM which are in effect at the date hereof; (iii) any debt instrument, material agreement, mortgage, indenture, contract, agreement, instrument, lease or other document to which BaM is a party or by which it is bound; or (iv) any judgment, decree or order binding BaM or the property or assets of BaM;

(f)

the Purchased Securities issued at Closing, when paid for in accordance with the provisions of this Agreement will be duly and validly issued as fully paid and non-assessable Common Shares in the capital of BaM;

(g)

to BaM’s knowledge, (i) there is no civil, administrative, regulatory, criminal or investigative action or proceeding, or arbitration or other dispute settlement procedure, pending or threatened against BaM by or before any Governmental Authority; and (ii) no event has occurred that would reasonably be expected to give rise to any such action, proceeding or procedure where the same would in each case reasonably be expected to constitute a Material Adverse Effect;

(h)

there is no judgment, decree, award or order of any Governmental Authority outstanding against (and binding upon) BaM that has or is reasonably expected to constitute a Material Adverse Effect or which prohibits or materially impairs the conduct of BaM’s business as currently conducted;

(i)

to the best of the knowledge of BaM, no person, firm or corporation acting or purporting to act at the request of BaM is entitled to any brokerage, agency or finder’s fee in connection with the transactions described herein;

(j)	BaM is a “reporting issuer” in the provinces of British Columbia and Ontario and the Common Shares are listed on the CSE under the symbol “BAMM”;

(k)

as of the date hereof, the authorized capital of BaM consists of 900,000,000 Common Shares with a par value of $0.0001, of which 68,479,141 Common Shares are issued and outstanding as fully paid and non-assessable. Additionally, the Company has a commitment to issue an aggregate of 282,000 Common Shares and an aggregate of 2,909,091 convertible debentures, 22,900,660 share purchase warrants and 6,075,000 stock options outstanding, as previously disclosed to Australis and, except as disclosed in the Public Record, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, pre-emptive, contractual or otherwise, for the issue or allotment of any unissued shares in the capital of BaM or any other security convertible into or exchangeable for any such shares, or to require BaM to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital other;

(l)	the Public Record complies in all material respects with the requirements of Applicable Securities Laws;

(m)

the Public Record and all financial, marketing, sales and operational information provided to Australis are true and correct in all material respects and do not contain any misrepresentations (as such term is defined in the Applicable Securities Laws);

(n)

the financial statements filed with the Commissions or supplied by BaM have been prepared in accordance with Canadian generally accepted accounting principles, international financial reporting standards or in conformity with accounting principles generally accepted in the United States of America, as applicable; contain no misrepresentations; present fairly, fully and correctly, in all material respects, the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of BaM, as of the date thereof; and there have been no adverse material changes (as defined in Applicable Securities Laws) in the financial position of BaM since the date thereof and the business of BaM has been carried on in the usual and ordinary course consistent with past practice since the date thereof;

(o)

the auditors of BaM who audited the financial statements of BaM for the most recent financial year-end and who provided their audit report thereon are independent public accountants as required under Applicable Securities Laws and there has never been a reportable event (within the meaning of National Instrument 51-102) with the present auditors of BaM;

(p)

BaM has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Applicable Securities Laws in relation to the issue and trading of its securities and in all matters relating to the Financing;

(q)

other than in respect of certain United States federal laws relating to the cultivation, distribution or possession of marijuana in the United States as disclosed in the continuous disclosure documents of BaM, BaM is in compliance in all material respects with all applicable laws in the jurisdictions in which it carries on business and which may materially affect BaM, has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially affect the business of BaM or the business or legal environment under which BaM operates;

(r)

BaM has not caused or permitted the release, in any manner whatsoever, of any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances (collectively, the “Hazardous Substances”) on or from any of its properties or assets nor has it received any notice that it is potentially responsible for a clean-up site or corrective action under any applicable laws, statutes, ordinances, by-laws, regulations, or any orders, directions or decisions rendered by any government, ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to dealing with Hazardous Substances;

(s)

all operations conducted by BaM on the properties of BaM have been conducted and are currently conducted in all material respects in accordance with good engineering practices and any applicable material workers’ compensation, and health, safety and workplace laws, regulations and policies;

(t)

BaM has all licences, permits, approvals, consents, certificates, registrations and other authorizations (collectively the “Permits”) under all applicable laws and regulations, other than in respect of certain United States federal laws relating to the cultivation, distribution or possession of marijuana in the United States as disclosed in the continuous disclosure documents of BaM, necessary for the operation of the businesses carried on or proposed to be commenced by BaM and each Permit is valid, subsisting and in good standing and BaM is not in default or breach in any material respect of any Permit, and to the best of the knowledge of BaM, no proceeding is pending or threatened to revoke or limit any Permit;

(u)	to BaM’s knowledge, information and belief, none of the directors or officers of BaM is or has been ever been subject to prior regulatory, criminal or bankruptcy proceedings in Canada or elsewhere;

(v)	there is not presently, and will not be until the Closing, any material change or change in any material fact relating to BaM which has not been disclosed to the public;

(w)

to the best of BaM’s knowledge, BaM is not in default in the observance of performance of any terms, covenant, obligation to be performed by BaM, under any material instrument, document, agreement, or arrangement (including memorandums of understanding or joint venture agreements) to which BaM or its subsidiaries is a party or otherwise bound and all such material instruments, contracts, agreements, or arrangements (including memorandums of understanding or joint venture agreements) are in good standing and no event has occurred which with notice or lapse of time or both would constitute such a default by BaM or, to the best of BaM’s knowledge, any other party;

(x)

BaM is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of BaM’s knowledge no such actions, suits or proceedings are contemplated or have been threatened;

(y)	there are no judgments against BaM which are unsatisfied, nor are there any consent decrees or injunctions to which BaM is subject;

(z)

no order ceasing, halting or suspending trading in securities of BaM nor prohibiting the sale of such securities has been issued to and is outstanding against BaM or, to the knowledge of BaM, any of its directors, officers or promoters or against any other companies that have common directors, officers or promoters and to the knowledge of BaM no investigations or proceedings for such purposes are pending or threatened;

(aa)

BaM has filed, or is in the process of filing, all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and has or intends to pay all taxes required to be paid by BaM, including its subsidiaries and any other assessment, fine or penalty levied against BaM and/or its subsidiaries, or any amounts due and payable to any governmental authority, to the extent that any of the foregoing is due and payable;

(bb)

BaM has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of BaM, except for taxes not yet due, and there are no audits of any of the tax returns of which are known by BaM’s management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of BaM;

(cc)

BaM owns or possesses adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and other intellectual property necessary for the business of BaM now conducted to the knowledge of BaM, without any conflict with or infringement of the rights of others. BaM has received no communication alleging that BaM has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity;

(dd)

BaM does not have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (as such term is used in the Income Tax Act (Canada));

(ee)

BaM will not take any action which would be reasonably expected to result in the delisting or suspension of its common shares on or from the CSE or on or from any stock exchange, market or trading or quotation facility on which its common shares are listed or quoted and BaM will comply, in all material respects, with the rules and regulations thereof; and

(ff)

BaM has and will have filed all documents that are required to be filed under the continuous disclosure provisions of the Applicable Securities Laws, including annual and interim financial information and annual reports, press releases disclosing material changes and material change reports.

ARTICLE 4
REPRESENTATIONS, WARRANTIES
AND COVENANTS OF AUSTRALIS

Representations, Warranties and Covenants of Australis

4.1                    Australis represents and warrants to BaM, as at the Closing Date, and covenants with BaM, and acknowledges that BaM is relying upon such representations, warranties and covenants in entering into this Agreement, as follows.

(a)	Australis is a valid and subsisting corporation under the laws of Alberta, Canada;

(b)

Australis is neither a U.S. Person nor subscribing for the Purchased Securities for the account of a U.S. Person or for resale in the United States and Australis confirms that the Common Shares have not been offered to Australis and that this Agreement has not been signed in the United States;

(c)

the Common Shares have not been and will not be registered under the U.S. Securities Act and may not be offered or sold in the United States or to any U.S. Person, except pursuant to applicable exemptions from United States federal and state registration requirements;

(d)

Australis has the corporate power and capacity to enter into this Agreement and to perform all of its obligations hereunder. The execution and delivery of this Agreement and the consummation by Australis of the transactions hereunder have been duly authorized by all necessary corporate action on the part of Australis;

(e)

this Agreement has been duly executed and delivered by Australis and is a legal, valid and binding obligation of Australis, enforceable against Australis in accordance with its terms, subject to applicable bankruptcy or similar laws affecting enforcement of creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

(f)

each of the execution and delivery of this Agreement and all documents contemplated hereunder, the performance by Australis of its obligations hereunder or thereunder and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to Australis; (ii) the constating documents or resolutions of Australis which are in effect at the date hereof; (iii) any debt instrument, material agreement, mortgage, indenture, contract, agreement, instrument, lease or other document to which Australis is a party or by which it is bound; or (iv) any judgment, decree or order binding Australis or the property or assets thereof;

(g)

Australis is purchasing the Purchased Securities as principal within the meaning of Applicable Securities Laws, for its own account and not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Purchased Securities;

(h)

Australis is resident in the Province of British Columbia and the Purchased Securities have an acquisition cost to Australis of not less than C$150,000, payable in cash at Closing, and Australis was not created and is not being used solely to purchase or hold securities in reliance on the prospectus exemptions provided under Section 2.10 of NI 45-106, it pre- existed the Financing and has a bona fide purpose other than investment in the Purchased Securities;

(i)

Australis acknowledges that no securities commission, agency, Governmental Authority, stock exchange or other regulatory body has reviewed or passed on the merits of the Purchased Securities and there are risks associated with the purchase of the Purchased Securities;

(j)	Australis acknowledges that the certificates representing the Purchased Securities will bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE U.S. SECURITIES ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATEHEREBY CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [FOUR MONTHS PLUS ONE DAY FROM THE CLOSING DATE]”

(k)	Other than 20,311,243 Common Shares, Australis does not currently hold, directly or indirectly, any other securities of BaM;

(l)	Australis is able to bear economic risk of loss of its investments in the Financing;

(m)	Australis is not in possession of any material information concerning BaM that has not generally been disclosed;

(n)

Australis understands the political, economic and other business risks of its investment, including the fact that cannabis is currently registered as a Schedule 1 drug under the Controlled Substances Act in the United States of America;

(o)

Australis is not acting jointly or in concert with any other person in connection with its purchase of securities of BaM, and is not a party to any agreement, commitment or understanding with any other person for the acquisition or holding of securities of BaM, whether by BaM, such other person, or other third party;

(p)

Australis acknowledges that there are restrictions under Applicable Securities Laws on Australis’s ability to resell the Common Shares and that it has been advised to consult its own legal advisors with respect to the particulars of such resale restrictions, and that it is Australis’s sole responsibility to find out what those restrictions are and to comply with them;

(q)

Australis has not taken any action which will or may result in BaM, or any its directors, officers, employees or agents breaching any regulatory or legal requirements of any jurisdiction in connection with the purchase and sale of the Purchased Securities hereunder;

(r)

Australis acknowledges that there may be material tax consequences to Australis from the purchase of the Purchased Securities under Canadian federal, provincial or local laws or foreign laws, and BaM makes no representations regarding the tax consequences to Australis;

(s)

to the best of the knowledge of Australis, this subscription for Purchased Securities has not been made through or as a result of, and the distribution of Purchased Securities is not being accompanied by, any form of advertisement, including, without limitation, in printed public media, radio, television, internet or telecommunications, including electronic display, or as part of a general solicitation;

(t)

none of the funds Australis is using to purchase the Purchased Securities are, to the knowledge of Australis, proceeds obtained or derived, directly or indirectly, as a result of illegal activities. The funds being used to purchase the Purchased Securities which will be advanced by Australis to BaM hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and Australis acknowledges that BaM may in the future be required by law to disclose Australis's name and other information relating to this Agreement and Australis’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of Australis's knowledge (i) none of the funds to be provided by Australis are being tendered on behalf of a person who has not been identified to Australis, and (ii) Australis will promptly notify BaM if Australis discovers that any of such representations cease to be true, and to provide BaM with appropriate information in connection therewith;

(u)

to the best of the knowledge of Australis, no person, firm or corporation is entitled to any brokerage, agency or finder’s fee in connection with the transactions described herein, except as disclosed to BaM; and

(v)

Australis acknowledges that no prospectus has been filed by BaM with any securities commission or similar authority, in connection with the issuance of the Purchased Securities, and the issuance and the sale of the Purchased Securities is subject to such sale being exempt from the prospectus requirements under Applicable Securities Laws and accordingly:

(i)	Australis is restricted from using certain civil remedies available under such legislation;

(ii)	Australis may not receive information that might otherwise be required to be provided to it under such legislation; and

(iii)	BaM is relieved from certain obligations that would otherwise apply under such legislation.

Privacy

4.2                    Australis provides its consent to the disclosure of personal information by BaM to the CSE, to the British Columbia Securities Commission and to any other applicable securities regulatory authorities (the “Commissions”), BaM’s registrar and transfer agent, legal counsel and any other party involved in the purchase and sale of the Purchased Securities for the following purposes;

(a)	internal use with respect to managing the relationships between and contractual obligations of BaM and Australis;

(b)	indirect collection of personal information and queries by the Commissions;

(c)	use and disclosure to BaM’s transfer agent and registrar;

(d)	use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency or United States Internal Revenue Services;

(e)	disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade and similar regulatory filings;

(f)

disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(g)	disclosure to professional advisers of BaM in connection with the performance of their professional services;

(h)	disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Australis’ prior written consent;

(i)	disclosure to a court determining the rights of the parties under this Agreement; or

(j)	for use and disclosure as otherwise required or permitted by law.

4.3                    In addition, Australis acknowledges that BaM will file with the Commissions Forms 45-106F1 and 45-106F6, which will be publicly available, and which will include Australis’ name and the amount of their subscription.

ARTICLE 5
CONDITIONS PRECEDENT

Mutual Conditions

5.1                    The respective obligations of BaM and Australis under this Agreement are subject to the fulfillment of the following conditions being satisfied at or before the Closing:

(a)	receipt of all required regulatory, shareholder and third party approvals, and compliance with all applicable regulatory requirements and conditions necessary to complete the Financing;

(b)	this Agreement will not have been terminated pursuant to Article 7;

(c)	there being no prohibition at law against the completion of the subscription and issuance of the Purchased Securities; and

(d)	the Purchased Securities issued in connection with the Financing being issued in a manner that is exempt from applicable prospectus requirements of Applicable Securities Law.

Conditions of Closing in Favour of BaM

5.2                    The completion of the sale of the Purchased Securities by BaM is conditional upon the following conditions in favour of BaM being satisfied at or before the Closing:

(a)	Australis complying with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing;

(b)	the representations and warranties of Australis contained in this Agreement being true and correct in all material respects as of the Closing; and

(c)	Australis having delivered the requisite deliverables contemplated by Section 6.1 of this Agreement.

Conditions of Closing in Favour of Australis

5.3                    The completion of the purchase of the Purchased Securities by Australis is conditional upon the following conditions in favour of Australis being satisfied at or before the Closing:

(a)	BaM complying with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing;

(b)

there being no material change or change in a material fact or a new material fact or an undisclosed material fact or change in respect of BaM which might be reasonably be expected to have a Material Adverse Effect and Australis will be satisfied that BaM will not have taken any act, entered into or become a party to or subject to any agreement or transaction or incurred or become liable for any obligation except in the ordinary course of business.

(c)	the representations and warranties of BaM contained in this Agreement being true and correct in all material respects as of the Closing;

(d)	BaM having made all requisite filings with the CSE in connection with the Financing in accordance with the policies of the CSE; and

(e)	BaM having delivered the requisite certificate contemplated by Section 6.2 of this Agreement.

ARTICLE 6
CLOSING MATTERS

Closing Deliveries

6.1                    BaM’s obligation to sell the Purchased Securities at Closing will be conditional upon the satisfactory receipt by BaM at or before or at Closing of the following:

(a)	payment of the Subscription Funds made by certified cheque delivered by Australis to BaM or electronic funds transfer to such account as may be directed by BaM; and

(b)	a certified copy of the resolutions of the Board of Directors of Australis authorizing this Agreement and the transactions contemplated hereby.

6.2                    Australis’s obligation to purchase the Purchased Securities at the Closing will be conditional upon the satisfactory receipt by Australis at or before the Closing of the following:

(a)	a certificate dated as of the Closing Date in substantially the form as Appendix I, signed by the appropriate officers of BaM addressed to Australis; and

(b)	a share certificate representing the Common Shares.

ARTICLE 7
TERM AND TERMINATION

Termination

7.1                    This Agreement may be terminated at any time prior to the Closing Date:

(a)	by mutual written agreement of the Parties;

(b)

by Australis if a breach of any representation or warranty or failure to perform any obligation on the part of BaM as set forth in this Agreement will have occurred that would cause the conditions set forth in Section 5.1 and Section 5.3 not to be satisfied or such conditions are incapable of being satisfied by the Closing Date, as reasonably determined by BaM, provided however that BaM is not then in breach of this Agreement so as to cause any condition in Section 5.1 or Section 5.3 not to be satisfied; or

(c)

by BaM if a breach of any representation or warranty or failure to perform any obligation on the part of Australis as set forth in this Agreement will have occurred that would cause the conditions set forth in Section 5.1 or Section 5.2 not to be satisfied, or such conditions are incapable of being satisfied by the Closing Date as reasonably determined by Australis, provided however, that Australis is not then in breach of this Agreement so as to cause any condition in Section 5.1 or Section 5.2 not to be satisfied.

ARTICLE 8
MISCELLANEOUS

Confidentiality

8.1                    Except as required by Applicable Laws, Applicable Securities Laws or applicable stock exchange requirements, neither BaM nor Australis will make any public announcement or statement with respect to the transactions contemplated by and in this Agreement without the approval of the other party, acting reasonably. Moreover, in any event, each party agrees to give 24 hours prior notice to the other of any public announcement relating to the transactions contemplated by and in this Agreement and agrees to consult with the other prior to issuing each such public announcement.

Expenses

8.2                    Each party will bear its own expenses in connection with this Agreement and the transactions contemplated herein.

Further Assurances

8.3                    Each party will from time to time hereafter, at the reasonable request of the other party and without further consideration, do such further acts and execute and deliver such further instruments and documents as may be reasonably required in order to fully perform and carry out the terms of this Agreement.

Successor and Assigns

8.4                    This Agreement will enure to the benefit of and will be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by any of the parties hereto without the express written consent of the other party.

Time of Essence

8.5                    Time is of the essence of this Agreement.

Governing Law

8.6                    This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, excluding reference to conflicts of laws principles that, if applied, would require the application of the laws of another jurisdiction. Each of the parties hereby irrevocably submits to and attorns to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to any actions, claims, disputes or proceedings arising out of this Agreement or the transaction contemplated hereby.

Survival

8.7                    The representations, warranties, covenants and agreements made herein will survive the Closing and the completion of the transactions hereunder for a period of two years following the date of the Closing.

Notice

8.8                    Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(a)	If to BaM, to:

Body and Mind Inc.
750 – 1095 West Pender Street
Vancouver, BC
V6E 2M6

Attention:	Leonard Clough
Email:	len@altuscapital.ca

with a copy (for informational purposes only and not constituting notice) to:

DLA Piper (Canada) LLP
Suite 6000, 1 First Canadian Place
PO Box 367, 100 King St W
Toronto ON
M5X 1E2

Attention:	Derek Sigel
Email:	derek.sigel@dlapiper.com

(b)	If to Australis, to:

Australis Capital Inc.
Address: Suite 900, 510 Seymour Street
Vancouver, BC
V6B 1V5

Attention:	Scott Dowty
Email:	scott@ausacap.com

with a copy (for informational purposes only and not constituting notice) to:

McMillan LLP
1500 – 1550 West Georgia Street
Vancouver, BC V6E 4N7

Attention:	Mark Neighbor
Email:	mark.neighbor@mcmillan.ca

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by means of electronic transmission to the addressee and: (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by means of electronic transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

Amendments and Waivers

8.9                    Any term of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

Severability

8.10                  The invalidity or unenforceability of any particular provision of this Agreement will not affect or impair the validity or enforceability of the remaining provisions of this Agreement, and the provision determined to be invalid or unenforceable will be severable from the remaining provisions hereof.

Entire Agreement

8.11                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and will supersede any and all prior negotiations, understandings and agreements between the parties.

Counterparts

8.12                  This Agreement may be executed and delivered (including by facsimile or other electronic transmission) by the parties hereto in separate counterparts, each of which will when executed be deemed an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission will constitute effective execution and delivery of this Agreement as between the parties and may be used in lieu of the original agreement for all purposes. Signatures of the authorized signatories of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for all purposes.

[Balance of Page Left Blank]

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

AUSTRALIS CAPITAL INC.

Per:	“Scott Dowty”
Authorized Signatory

BODY AND MIND INC.

Per:	“Leonard Clough”
Authorized Signatory

APPENDIX I
Form of Officer’s Certificate

This certificate is provided pursuant to the Investment Agreement dated for reference January 31, 2019 (the “Investment Agreement”) between Body and Mind Inc. (the “Company”) and Australis Capital Inc. (the “Subscriber”) in relation to an offering of common shares of the Company.

I, Leonard Clough, signing in my capacity as the Chief Executive Officer of the Company, and I, Darren Tindale, signing in my capacity as the Chief Financial Officer of the Company and not in our personal capacities, hereby certify to the best of our knowledge, information and belief, after having made due inquiry, that:

1.

the representations and warranties made by the Company in the Investment Agreement remain true and correct in all material respects as of the date hereof and the Company has complied with all the covenants and satisfied all of the conditions contained therein;

2.	no transaction out of the ordinary course of business, which is of a nature material to the Company, has been entered into by the Company;

3.

there are no actions, suits, proceedings or inquiries pending or threatened against or affecting the Company at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, which may in any way materially and adversely affect the Company;

4.

no order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to the Company or its directors, officers or promoters or to any reporting companies that have common directors, officers or promoters and no proceedings for such purposes are pending or threatened;

5.

the offering and the sale of its securities by the Company does not and will not conflict with or result in a breach of or constitute a default under or result in a violation of, whether after notice or lapse of time or both, any of the terms, conditions or provisions of the constating documents, by-laws or resolutions of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it is bound or any order, decree, statute, by-law, regulation, covenant or restriction applicable to the Company or any of its assets;

6.

the Company is not presently in default in the performance of any covenant or obligation contained in any indenture or other agreement which creates, evidences or secures the indebtedness of the Company;

7.

there are no persons, firms or corporations having any agreement or option or any right or privilege capable of becoming an agreement for the purchase, subscription or issuance of any securities of the Company;

8.	the Company’s directors and officers have been duly elected or appointed; and

9.	the Company is not in default with respect to any material filings it is required to make with the Canadian Securities Exchange or the applicable securities regulatory authorities.

DATED •

Leonard Clough	Darren Tindale
Chief Executive Officer	Chief Financial Officer